UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 29, 2017

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Cytokinetics, Inc. announced that the second cohort of the Phase 2 clinical trial of CK-2127107 in patients with spinal muscular atrophy (SMA), is open to enrollment. This clinical trial is designed to assess the effect of CK-2127107, a next-generation fast skeletal troponin activator (FSTA), on multiple measures of muscle function in both ambulatory and non-ambulatory patients with SMA. SMA is a severe, genetic neuromuscular disease that leads to debilitating muscle function and progressive, often fatal, muscle weakness. The decision to proceed to Cohort 2 follows a review of safety and pharmacokinetics data from Cohort 1 by the Data Monitoring Committee (DMC). In collaboration with Astellas (TSE:4503) ("Astellas"), Cytokinetics is developing CK-2127107 as a potential treatment for people living with SMA and certain other debilitating diseases and conditions associated with skeletal muscle weakness and/or fatigue.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

March 29, 2017	By:	/s/ Sharon A. Barbari

Name: Sharon A. Barbari
Title: Executive Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 29, 2017